Exhibit 31.2

CERTIFICATIONS

I, John Swygert, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Ollie’s Bargain Outlet Holdings, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 19, 2016	/s/ John Swygert
John Swygert
Executive Vice President and Chief Financial Officer (Principal Financial Officer)